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                                                                      Exhibit 11


                          J. C. PENNEY COMPANY, INC.
                         and Consolidated Subsidiaries

                  Computation of Net Income Per Common Share
                  ------------------------------------------
              (Amounts in millions except per common share data)

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
                                          52 Weeks Ended                    52 Weeks Ended                   52 Weeks Ended
                                    --------------------------        --------------------------       --------------------------
                                         January 27, 1996                  January 28, 1995                 January 29, 1994
                                    --------------------------        --------------------------       --------------------------
                                    Shares              Income        Shares              Income       Shares              Income
                                    ------              ------        ------              ------       ------              ------

Primary:
- --------

Income before extraordinary
 charge and cumulative effect
 of accounting change                                   $  838                            $1,057                           $  944
Dividend on Series B ESOP
 convertible preferred stock
 (after-tax)                                               (41)                              (40)                             (40)
                                                        ------                            ------                           ------
Adjusted income before extra-
 ordinary charge and cumulative
 effect of accounting change                               797                             1,017                              904
Weighted average number of
 shares outstanding                  226.1                             233.9                            235.7
Common stock equivalents:
 Stock options and other
  dilutive effects                     2.6                               3.2                              3.3
                                    ------              ------        ------              ------       ------              ------
                                     228.7                 797         237.1               1,017        239.0                 904
Income per common share before
 extraordinary charge and
 cumulative effect of
 accounting change                            $ 3.48                            $ 4.29                           $ 3.79
Extraordinary charge on debt
 redemption, net of income
 taxes                                            --        --                      --        --                  (0.23)      (55)
Cumulative effect of accounting
 change                                           --        --                      --        --                   0.21        51
                                    ------    ------    ------        ------    ------    ------       ------    ------    ------
                                     228.7                             237.1                            239.0
                                    ======                            ======                           ======
Net income                                              $  797                            $1,017                           $  900
                                                        ======                            ======                           ======
Net income per common share                   $ 3.48                            $ 4.29                           $ 3.77
                                              ======                            ======                           ======



Fully diluted:
- --------------

Income before extraordinary
 charge and cumulative effect
 of accounting change                                   $  838                            $1,057                           $  944
Tax benefit differential on ESOP
 dividend assuming stock is
 fully converted                                            (2)                               (3)                              (4)
Assumed additional contribution
 to ESOP if preferred stock is
 fully converted                                            (6)                               (9)                             (12)
                                                        ------                            ------                           ------
Adjusted income before extra-
 ordinary charge and cumulative
 effect of accounting change                               830                             1,045                              928
Weighted average number of
 shares outstanding (primary)        228.7                             237.1                            239.0
Maximum dilution                       0.2                               0.0                              0.6
Convertible preferred stock           20.6                              21.3                             21.9
                                    ------              ------        ------              ------       ------              ------
                                     249.5                 830         258.4               1,045        261.5                 928
Income per common share before
 extraordinary charge and
 cumulative effect of
 accounting change                            $ 3.33                            $ 4.05                           $ 3.55
Extraordinary charge on debt
 redemption, net of income
 taxes                                            --        --                      --        --                  (0.21)      (55)
Cumulative effect of accounting
 change                                           --        --                                                     0.19        51
                                    ------    ------    ------        ------    ------    ------       ------    ------    ------
                                     249.5                             258.4                            261.5
                                    ======                            ======                           ======
Net income                                              $  830                            $1,045                           $  924
                                                        ======                            ======                           ======
Net income per common share                   $ 3.33                            $ 4.05                           $ 3.53
                                              ======                            ======                           ======
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